EXHIBIT 99.1

For immediate release	For more information, contact: Investor Relations (972) 699-4055 Email: investor@xanser.com
XANSER CORPORATION ANNOUNCES FIRST QUARTER RESULTS
DALLAS, TEXAS (May 15, 2006) — Xanser Corporation (NYSE: XNR) today reported results for the quarter ended March 31, 2006. Revenues for the quarter were $54.8 million, compared with $35.2 million for the first quarter 2005. The Company reported a net loss of $(36,000) for the quarter, compared with a net loss of $(2.3) million for the same period last year.
“Xanser made major progress in the first quarter. Furmanite’s operating income doubled as a result of continued strong growth in our core services as well as excellent performance from our acquisition of Flowserve’s General Services Group. Xanser almost achieved breakeven for the quarter — even after a reduced loss in Xtria, the expensing of about $800,000 in integration costs, a $275,000 increase in interest costs due to the acquisition, and a $548,000 increase in foreign taxes on Furmanite’s profits. This is a major move forward for this Company,” said John R. Barnes, chairman and CEO of Xanser Corporation.
BUSINESS SEGMENT REVIEW
Technical Services — Furmanite
For the quarter ended March 31, 2006, Furmanite’s revenues increased to $51.8 million, compared with $30.7 million for the same period last year. Furmanite’s first quarter operating income increased to $2.9 million, compared with $1.5 million for the first quarter 2005.
“During the first quarter, we made substantial progress in the integration of the acquisition, and already are seeing positive market response to Furmanite’s expanded presence in the United States. The U.S. results for the quarter reflect close to a $1 million increase in operating income after expensing integration costs, and Furmanite delivered strong gains in Europe and Asia as well,” said Michael L. Rose, president and chief operating officer of Xanser.

Furmanite’s business is the protection and management of its customers’ critical assets, and the company’s technical and technological capabilities help to assure that customers’ critical assets are on-line and performing for maximum profit. 2004 marked 75 years of Furmanite serving industry worldwide. Today, Furmanite is recognized as ‘the’ worldwide expert in the field of on-site and on-line plant and pipeline maintenance. Furmanite’s single mission and business goal is to maximize asset uptime for customers. Specifically, everything Furmanite does directly relates to keeping an asset on-line, productive and profitable; be it a pipeline, a plant, or personnel. Furmanite ensures asset productivity and profitability for a variety of industries — chemical and petrochemical, oil and gas, power generation, pulp and paper, pharmaceutical, and national defense. This commitment to excellence, coupled with Furmanite’s broad array of services and proprietary technology, is a critical component to the operation and financial success of some of the world’s largest process manufacturers, energy producers, and suppliers. Furmanite has more than 50 offices on five continents. Its website is www.furmanite.com
Information Technology Services — Xtria
For the quarter ended March 31, 2006, Xtria’s revenues were $3.0 million, compared with revenues of $4.5 million for the same period last year. Xtria’s operating loss for the quarter was $(871,000), compared with an operating loss of $(2.7) million for the first quarter 2005.
“Through our efforts last year, we resolved issues and stabilized Xtria. Now, we can turn our attention to the future to determine Xtria’s potential to contribute to Xanser in a meaningful way,” said Mr. Rose.
Xtria is an information technology services provider for the healthcare market and a full service provider to the government markets in focus areas of early childhood education and development. These services are provided through focused offerings of solutions, services and systems. In the healthcare market, Xtria provides managed service solutions for the enterprise solution as well as for the implementation and management of picture archiving and communications systems. For agencies of the federal, state and local government, Xtria provides program and policy analysis, program implementation and program evaluation services. With established intellectual capital and product knowledge, Xtria’s market-focused operations have many years of experience and a track record of success in the healthcare and government markets. Its website is www.xtria.com.

ABOUT XANSER CORPORATION
Xanser Corporation (NYSE: XNR) provides technology-based and technical services worldwide. Headquartered in Dallas, Texas, Xanser’s operations consist of an information technology services company, Xtria, and an international technical services firm, Furmanite. Xtria provides a portfolio of innovative technology solutions to the healthcare and government markets. Combining its deep market expertise with specialized technology, Xtria partners with its clients to set the standard for managing mission critical processes in information-intensive environments. Xtria has a legacy of enabling organizations to power their businesses, while mitigating the risks associated with change. Furmanite, one of the world’s largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite’s diverse, global customer base includes offshore drilling operations, pipelines, refineries and power generation facilities, chemical and petrochemical plants, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 50 offices on five continents.
For more information, visit www.xanser.com.
Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

XANSER CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2006	2005
Revenues:
Services	$54,583	$34,391
Products	211	780

Total revenues	54,794	35,171

Costs and expenses:
Operating costs	51,643	34,794
Cost of products sold	222	572
Depreciation and amortization	885	978
General and administrative	1,039	791

Total costs and expenses	53,789	37,135

Operating income (loss)	1,005	(1,964)

Interest and other income, net	219	96

Interest expense	(557)	(282)

Income (loss) before income taxes	667	(2,150)

Income tax expense	(703)	(155)

Net income (loss)	$(36)	$(2,305)

Earnings (loss) per common share — Basic and Diluted	$—	$(0.07)

XANSER CORPORATION
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Three Months
	Ended March 31,
	2006	2005
Revenues:
Technical services	$51,812	$30,659
Information technology services	2,982	4,512

	$54,794	$35,171

Operating income (loss):
Technical services	$2,915	$1,531

Information technology services	(871)	(2,704)

General and administrative expenses	(1,039)	(791)

	$1,005	$(1,964)